UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 30, 2011

Commission file number:  333-172207

CPM Holdings, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	06-1612494
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2975 Airline Circle, Waterloo, Iowa	50703
(Address of principal executive offices)	(Zip Code)

(319) 464-8275
(Registrant's telephone number, including area code)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On June 30, 2011, CPM Holdings, Inc. successfully completed an offer to exchange up to $200 million principal amount of 10 5/8% Senior Secured Notes due 2014, which have been registered under the Securities Act of 1933, for and in replacement of all outstanding unregistered 10 5/8% Senior Secured Notes due 2014, which were issued on August 18, 2009 in a private placement. The company received tenders from holders of $199.975 million, or 99.99%, of the aggregate outstanding amount of the original notes.

The terms of the new notes are substantially identical to the terms of the original notes for which they were exchanged, except that the transfer restrictions and registration rights applicable to the original notes generally do not apply to the new notes.

The exchange offer expired at 12:01 a.m., New York City time, on June 28, 2011. The offer was made pursuant to the terms and conditions included in the company's Prospectus dated May 27, 2011.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of CPM Holdings, Inc. nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CPM HOLDINGS, INC.
Date: July 5, 2011	By:	/s/ Ted Waitman
Ted Waitman
Chief Executive Officer

Date: July 5, 2011	By:	/s/ Douglas Ostrich
Douglas Ostrich
Chief Financial Officer